UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2004

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6498	38-1016240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Structure. On April 24, 2003, as part of a $130.0 million accounts receivable securitization program, SPX Corporation (the “Company”) entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) among SPX Receivables, LLC (“SPX Receivables”), the Company, Atlantic Asset Securitization Corp. (“Atlantic”), as the issuer of commercial paper, and Credit Lyonnais, New York Branch, as a bank and as agent, and a Purchase and Contribution Agreement (the “Purchase and Contribution Agreement”) by and among SPX Receivables, the Company (including the Transportation and Industrial Solutions division), Waukesha Electric Systems, Inc., Marley Cooling Technologies, Inc. and Edwards Systems Technology, Inc. This program was not utilized until it was amended on September 29, 2004. On September 29, 2004, the Company entered into Amendment 1 to the Receivables Purchase Agreement by and among SPX Receivables, the Company, Atlantic and Calyon New York Branch (“Calyon”), as successor in interest to Credit Lyonnais New York Branch, and Amendment 1 to the Purchase and Contribution Agreement by and among the Company (including the Transportation and Industrial Solutions division), Waukesha Electric Systems, Inc., Marley Cooling Technologies, Inc., Edwards Systems Technology, Inc. and SPX Receivables. On September 30, 2004 there was an initial sale of receivables for $1.0 million. Under this receivables facility, certain of the Company’s divisions and operating subsidiaries (originators), sell or contribute all of their eligible U.S. accounts receivable to SPX Receivables, a wholly-owned subsidiary of the Company that was formed for the sole purpose of entering into receivables facilities. SPX Receivables in turn may, on a daily basis, sell undivided ownership interests in these receivables to Calyon or Atlantic, subject to specified conditions, up to $130.0 million of receivables interests outstanding from time to time.

SPX Receivables retains the receivables it acquires from the originators, except to the extent of the undivided interests in receivables sold to Calyon or Atlantic. We structured the transfers of receivables by the originators to SPX Receivables, and the sales of receivables interests from SPX Receivables to Calyon or Atlantic, as “true sales” under applicable laws. The assets of SPX Receivables are not available to pay creditors of the Company or of its subsidiaries or affiliates. To secure the performance of its obligations under the receivables facility, SPX Receivables granted a first priority security interest to Calyon, as agent, in all receivables owned by it and proceeds and collections of those receivables. Calyon and Atlantic have no recourse to the Company’s or the originators’ assets for losses resulting from the financial inability of customers to pay amounts due on the receivables when they become due. As long as a termination event under the receivables facility has not occurred, the Company services, administers and collects the receivables under the receivables facility as agent on behalf of SPX Receivables, Calyon and Atlantic. Prior to a termination event, SPX Receivables uses collections of receivables not otherwise required to be paid to Calyon or Atlantic to purchase new eligible receivables from the originators on a daily basis.

Available Amounts. The amount of funds available under the receivables facility will be based upon the amount of eligible receivables and various reserves required by the facility. Accordingly, availability may fluctuate over time given changes in eligible receivables balances and calculation of reserves, but will not exceed the $130.0 million program limit.

Costs. The Company’s financing costs associated with the receivables facility will depend on whether advances are funded by Atlantic or by Calyon. To the extent advances are funded by Atlantic, the Company’s costs will be based on Atlantic’s cost of funds for issuing commercial paper. To the extent advances are not funded by Atlantic, but instead are funded directly by Calyon or other financial institutions as committed liquidity providers in the facility, the Company’s financing costs will be equal to a eurodollar reserve adjusted rate plus 2.50%. The Company currently expects to use the receivables facility only so long as advances are funded by Atlantic.

SPX Receivables is required to pay monthly program fees at a rate of 0.55% per annum on the receivables interests sold by it and commitment fees at a rate of 0.20% per annum on the unused portion of the $130.0 million receivables facility. SPX Receivables also pays rating agency fees, audit fees, and the legal fees of Atlantic and Calyon. The Company also paid a structuring fee to Calyon in April 2003.

Representations, Warranties, Covenants and Indemnities. The facility contains representations, warranties, covenants, and indemnities customary for facilities of this type. The facility does not contain any covenants that the Company views as materially constraining the activities of it or (except for SPX Receivables) its subsidiaries.

Termination. The receivables facility is scheduled to expire on April 24, 2006. Atlantic is not committed to purchase undivided ownership interests in receivables. Calyon has committed to (if Atlantic does not) purchase interests in receivables, on the terms and subject to the conditions in the facility, until September 28, 2005, subject to annual renewal. SPX Receivables can terminate sales of receivables under the facility at any time without material cost. Under limited circumstances, Calyon and Atlantic can terminate purchases of receivables interests prior to this date. Termination events include events customary for facilities of this type, including events relating to: non-performance by SPX Receivables, the originators and the Company, as the collection agent, of their agreements under the facility, inaccuracy of the representations and warranties of SPX Receivables, the originators and the Company, as the collection agent, in the facility, payment defaults by SPX Receivables, the originators or the Company with respect to debt in an outstanding principal amount of at least $75.0 million, bankruptcy or insolvency events regarding SPX Receivables, the originators or the Company, certain statistics concerning collections of the receivables not meeting specified criteria, material adverse changes to SPX Receivables or the Company and its subsidiaries taken as a whole that affect the collectibility of the receivables or the ability of the Company to perform its obligations as collection agent, certain change of control events, and defaults in the financial covenants under the Company’s primary credit agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: October 5, 2004	By:	/s/ Christopher J. Kearney
Christopher J. Kearney
Vice President, Secretary and
General Counsel

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Receivables Purchase Agreement, dated as of April 24, 2003 (the “Receivables Purchase Agreement”), among SPX Receivables, LLC, SPX Corporation, Atlantic Asset Securitization Corp. and Credit Lyonnais, New York Branch

10.2	Purchase and Contribution Agreement, dated as of April 24, 2003 (the “Purchase and Contribution Agreement”) by and among SPX Receivables, LLC, SPX Corporation (including the Transportation and Industrial Solutions division), Waukesha Electric Systems, Inc., Marley Cooling Technologies, Inc. and Edwards Systems Technology, Inc.

10.3	Amendment 1 to the Receivables Purchase Agreement, dated September 29, 2004, among SPX Receivables, LLC, SPX Corporation, Atlantic Asset Securitization Corp., and Calyon New York Branch, as successor in interest to Credit Lyonnais New York Branch

10.4	Amendment 1 to the Purchase and Contribution Agreement, dated September 29, 2004, by and among SPX Corporation (including the Transportation and Industrial Solutions division), Waukesha Electric Systems, Inc., Marley Cooling Technologies, Inc., Edwards Systems Technology, Inc. and SPX Receivables, LLC

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